SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Sonic Corp.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held January 28, 2003

SONIC CORP.

101 Park Avenue
Oklahoma City, Oklahoma 73102

To the Stockholders of Sonic Corp.:

        The annual meeting of the stockholders of Sonic Corp. (the “Company”) will take place in Meeting Room 5 of the Cox Business Services Convention Center, corner of Sheridan and Broadway, Oklahoma City, Oklahoma, on Tuesday, January 28, 2003, at 1:30 p.m., for the purpose of considering and acting upon the following matters:

(1)	The election of four nominees to the Board of Directors.

(2)	Any other business which properly may come before the meeting or any adjournment of the meeting.

        The Board of Directors has fixed the close of business on November 29, 2002, as the record date for the determination of the holders of the Company’s voting common stock entitled to receive notice of the annual meeting and to vote at the meeting.

        To ensure the presence of a quorum at the annual meeting, please sign and promptly return the enclosed proxy card in the accompanying self-addressed envelope, which requires no postage if mailed in the United States.

By order of the Board of Directors,

Ronald L. Matlock, Secretary

Oklahoma City, Oklahoma December 18, 2002

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
SONIC CORP.

To Be Held Tuesday, January 28, 2003

SOLICITATION OF PROXIES

Solicitation

        Sonic Corp. (the “Company”) is furnishing this proxy statement to the stockholders of the Company to solicit their proxies for use at the annual meeting of stockholders to take place on Tuesday, January 28, 2003, and at any adjournment of the meeting. The Company also may use the services of the Company’s directors, officers, and employees to solicit proxies personally or by telephone. The Company regularly retains the services of Corporate Communications, Inc., 523 Third Avenue South, Nashville, Tennessee, to assist with the Company’s investor relations and other stockholder communications issues. Corporate Communications, Inc. may assist in the solicitation of the proxies and will not receive any additional compensation for those services. The Company will bear all of the costs of preparing, printing, assembling, and mailing this proxy statement and the proxy card and all of the costs of the solicitation of the proxies.

Reimbursement of Nominees

        The Company will reimburse any bank, broker-dealer, or other custodian, nominee, or fiduciary for its reasonable expenses incurred in completing the mailing of proxy materials to the beneficial owners of the Company’s voting common stock.

Revocation of Proxy

        Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by giving written notice to Ronald L. Matlock, Secretary of the Company. The persons named on the proxy card will vote the proxies at the annual meeting, if received in time and not revoked.

Mailing of Proxy Statement and Proxy Card

        The Company has had this proxy statement and the proxy card mailed to its stockholders on or about December 18, 2002.

Stockholder Proposals

        In order for the Company to include a stockholder proposal in the proxy materials for the next annual meeting of stockholders, a stockholder must deliver the proposal to the Secretary of the Company no later than August 20, 2003.

VOTING RIGHTS AND PROCEDURE

        All share numbers reflect the Company’s three-for-two stock split implemented as a share dividendeffective February 8, 2002 to shareholders of record on January 28, 2002.

        Only the record holders of shares of the voting common stock of the Company as of the close of business on November 29, 2002, will have the right to vote at the annual meeting. As of the close of business on that date, the Company had 38,860,668 shares of common stock issued and outstanding (excluding 9,632,411 shares of common stock held as treasury stock). Each stockholder of record will have one vote for each share of common stock of the Company that the stockholder owned as of the record date. All shares of common stock may vote on all matters coming before the annual meeting, and a majority of all of the outstanding shares of common stock of the Company entitled to vote at the meeting, represented in person or by proxy, will constitute a quorum for the meeting. The Company will treat all abstentions and nominee non-votes as present or represented at the meeting for the purposes of determining whether a quorum exists for the meeting.

        With respect to the election of directors, the four nominees receiving the greatest number of votes will be elected. Abstentions and broker non-votes (discussed below) will not affect the outcome of the election because only a plurality of the votes actually cast is needed to elect directors. With respect to any other matter properly brought before the meeting, a majority of the shares represented at the meeting and entitled to vote is required for approval of these matters. Therefore, abstentions will have the effect of a vote against approval. Broker non-votes will not affect the outcome of the vote.

        Proxies submitted by brokers that do not indicate a vote because they do not have discretionary authority and have not received instructions as to how to vote on a proposal (so-called “broker non-votes”) will be considered as present for quorum purposes but not as shares counted for determining the outcome of the vote.

ELECTION OF DIRECTORS

General

        The Company’s certificate of incorporation provides for a classified board of directors, with three classes of directors each nearly as equal in number as possible. Each class serves for a three-year term and one class is elected each year. The Board of Directors is authorized by the Company’s bylaws to fix from time to time the number of directors that shall constitute the whole Board of Directors. The Board size has been set at nine members. Margaret M. Blair, Leonard Lieberman, Frank E. Richardson and Pattye L. Moore are members of the class to be elected at the annual meeting. Dr. Blair, Mr. Lieberman and Mr. Richardson have been nominated to serve as directors for a three-year term expiring at the annual meeting to be held in 2006. Pattye L. Moore has been nominated to serve as a director for a two-year term expiring at the annual meeting to be held in 2005. The remaining five directors will continue to serve in accordance with their previous elections.

        All nominees will hold office until the stockholders elect their qualified successors. If any nominee becomes unable or unwilling to accept the election or to serve as a director (an event which the Board of Directors does not anticipate), the person or persons named in the proxy will vote for the election of the person or persons recommended by the Board of Directors.

        Unless the context indicates otherwise, the term “Company,” when used in this proxy statement, refers to Sonic Corp. and its subsidiaries.

Nominees

        The following table sets forth the name, principal occupation, age, year in which the individual first became a director, and year in which the director’s term will expire (if elected) for each nominee for election as a director at the annual meeting of stockholders.

Name and Principal Occupation	First Became a Director	Term Expires	Age
Margaret M. Blair[1]	January 2001	2006	52
Leonard Lieberman[2]	December 1988	2006	73
Frank E. Richardson III[3]	March 1991	2006	63
Pattye L. Moore[4]	January 2001	2005	44

               The Board of Directors recommends a vote “For” the election of each of the four nominees as a director.

               Proxies cannot be voted for more than four nominees.

        1Dr. Blair has served as a Non-resident Senior Fellow of the Economic Studies Program at the Brookings Institution, a Visiting Professor at Georgetown University Law Center, and as the Research Director of the Sloan-GULC Project on Business Institutions since January 2000. She served as a Senior Fellow of the Economic Studies Program at the Brookings Institution from January 1995 until January 2000. Dr. Blair is a member of the Corporate Performance Council of the World Economic Forum, co-director of the Project on Understanding Intangible Sources of Value at the Brookings Institution, a member of the Board of Trustees of the Woodstock Theological Center, and was a member of the MIT Task Force on Reconstructing America’s Labor Market Institutions from 1997 through 2001.

        2Mr. Lieberman served as the Chief Executive Officer and a director of Supermarkets General Corporation from 1983 to 1987. From 1987 to the present, Mr. Lieberman has primarily devoted his time to private investments. From January through April 1991, he served as Chairman, President and Chief Executive Officer of Outlet Communications, Inc. Mr. Lieberman serves as a director of Michael Foods, Inc., NICE-PAK Products, Inc. and Enterprise News Media, Inc. Mr. Lieberman is also a member of the Management Committee of Consolidated Container Company, LLC.

        3Mr. Richardson has served as Chairman of F. E. Richardson & Co., Inc. of New York City, a firm specializing in acquisitions of and investments in growth companies, since June 1995. Since 1997, he has served as Chairman of Enterprise News Media, Inc., which owns newspapers in Brockton, Quincy, and Plymouth, Massachusetts. From 1986 to June 1995, Mr. Richardson served as President of Wesray Capital Corporation, a firm which also specialized in acquisitions of and investments in growth companies.

        4 Ms. Moore has served as President of the Company since January 2002 and as a director of the Company since January 2001. She served as Executive Vice President of the Company from January 2000 until January 2002 and served as Senior Vice President of Marketing and Brand Development of the Company from August 1996 until January 2000. From August 1995 until August 1996, Ms. Moore served as Senior Vice President of Marketing and Brand Development for Sonic Industries Inc. and served as Vice President of Marketing of Sonic Industries Inc. from June 1992 to August 1995. Ms. Moore serves as a director of ONEOK, Inc., a publicly-held company engaged in several aspects of the energy business.

Other Directors

        The following table sets forth the name, principal occupation, age, year in which the individual first became a director, and year in which the director’s term will expire for each director who will continue as a director after the annual meeting of stockholders.

Name and Principal Occupation	First Became a Director	Term Expires	Age
J. Clifford Hudson[1]	August 1993	2004	48
Robert M. Rosenberg[2]	April 1993	2004	64
Federico F. Peña[3]	January 2001	2004	55
H.E. "Gene" Rainbolt[4]	January 1996	2005	73
E. Dean Werries[5]	March 1991	2005	73

        1Mr. Hudson has served as the Company’s Chairman of the Board and Chief Executive Officer since January 2000. He served as President and Chief Executive Officer of the Company from April 1995 until January 2000 and has served as a director since August 1993. Mr. Hudson served as President and Chief Operating Officer of the Company from August 1994 until April 1995, and he served as Executive Vice President and Chief Operating Officer from August 1993 until August 1994. From August 1992 until August 1993, Mr. Hudson served as Senior Vice President and Chief Financial Officer of the Company. From October 1994 through February 2001, he served as Chairman of the Board of the Securities Investor Protection Corporation, the federally-chartered organization which serves as the insurer of customer accounts with brokerage firms.

        2Mr. Rosenberg served as President and Chief Executive Officer of Allied Domecq Retailing USA (“Allied”) from May 1993 until his retirement in August 1998. Allied is the parent company of Dunkin’ Donuts, Inc. and Baskin-Robbins, Inc. Mr. Rosenberg served as President and Chief Executive Officer of Dunkin’ Donuts, Inc. from 1963 until May 1993, and he served as President and Chief Executive Officer of Baskin-Robbins, Inc. from December 1992 until May 1993. Mr. Rosenberg currently serves as an honorary director of the National Restaurant Association, as well as a trustee of the educational foundation of the International Franchise Association (“IFA”). He is a past president of the IFA. Mr. Rosenberg also serves as a director of Dominos, Inc. and Buffets, Inc.

        3Mr. Peña has served as a Managing Director of Vestar Capital Partners since January 2000. He served as a Senior Advisor of Vestar Capital Partners from August 1998 until January 2000. Mr. Peña served as the U.S. Secretary of Energy from April 1997 through July 1998 and as the U.S. Secretary of Transportation from January 1993 through January 1997. He served as the Mayor of the city and county of Denver, Colorado from 1983 through 1991 and in the Colorado House of Representatives from 1979 until 1982. Mr. Peña currently serves as a director of Principal Financial Group and Valor Telecommunications, and serves on the Board of Trustees of Marsico Capital Management, a registered investment company. He has been a member of Toyota’s North American Diversity Advisory Board since January 2002.

        4Mr. Rainbolt has served as Chairman of the Board of BancFirst Corp. of Oklahoma City, Oklahoma, since 1989. From 1985 to 1989, he served as Chairman of the Board of Directors of United Community Corp., a bank holding company in Oklahoma City, Oklahoma, and a predecessor of BancFirst Corp. From 1974 to 1985, Mr. Rainbolt served as Chairman of the Board of Federal National Bank of Shawnee, Oklahoma.

        5Mr. Werries served as non-executive Chairman of the Board of the Company from April 1995 until January 2000. From 1988 through October 1993, he served as the Chief Executive Officer of Fleming Companies, Inc. (“Fleming”), a wholesale food distribution company, and served as Chairman of the Board of Directors of Fleming from 1989 through April 1994. Mr. Werries is a past Chairman of the Food Marketing Institute in Washington, D.C.

Chairman Emeritus of the Board of Directors

        Troy N. Smith, Sr., founder of the Company, has served as Chairman Emeritus of the Board of Directors since May 1991. As Chairman Emeritus, Mr. Smith has the right to attend and participate on a non-voting basis at all meetings of the Board of Directors and receives the same director fees as the other non-management directors.

Committees, Compensation, and Meetings of the Board of Directors

        The Company has a Nominating and Corporate Governance Committee, an Audit Committee, and a Compensation Committee.

        Nominating and Corporate Governance Committee. In August 2002, the Board formed a Corporate Governance Committee and in November 2002, combined the Nominating Committee with the Corporate Governance Committee to form one committee. The Nominating and Corporate Governance Committee will identify individuals qualified to become Board members, recommend to the Board director nominees, and monitor significant developments in the law and practice of corporate governance. On November 15, 2002, the Nominating Committee nominated the four individuals named above for election as directors at the annual meeting of stockholders. The members of the Nominating and Corporate Governance Committee consist of all of the non-management directors of the Company. Frank E. Richardson is the Chairman of the Nominating and Corporate Governance Committee. The Nominating Committee held one meeting during the Company’s last fiscal year, which was prior to the combination of the Nominating Committee and the Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider nominees recommended by the Company’s stockholders. In order to recommend a nominee for the next annual meeting, stockholders must deliver the recommendation in writing to the Company on or before August 19, 2003, addressed to the attention of Ronald L. Matlock, Secretary of the Company, and must provide the full name, address, and business history of the recommended nominee.

        Audit Committee. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the compliance by the Company with certain legal and regulatory requirements. The committee encourages free and open communication among the committee, independent auditors, and management of the Company. Throughout the year, the committee periodically meets with the independent auditors and, beginning in fiscal year 2003 will also meet with representatives of the internal audit function, without management present. The members of the Audit Committee are H. E. Rainbolt (Chairman), Margaret M. Blair, Robert M. Rosenberg, and E. Dean Werries, each of whom meets the independence requirements of the NASDAQ stock market listing standards. In fiscal 2002, the Audit Committee met nine times, including meetings to review the quarterly financial statements prior to the releases of earnings to the public. The Board of Directors of the Company adopted a written charter for the Audit Committee in April 2000, a copy of which was attached to the proxy statement for the 2001 Annual Meeting of Stockholders. The Board of Directors of the Company amended and restated the written charter for the Audit Committee in November 2002, a copy of which is attached to this proxy statement.

        Compensation Committee. The Compensation Committee’s functions include reviewing and approving the base salary, annual incentive bonus awards, and other compensation awards to the executive officers of the Company. The Compensation Committee also evaluates annually the performance of the Company’s chief executive officer and recommends to the Board the compensation paid to non-management directors. In November 2002, the Board combined the Compensation Committee and the Stock Plan Committee to form one committee which will be referred to as the Compensation Committee. The Compensation Committee’s functions will now include administering the Company’s various stock option, stock incentive, and stock purchase plans. The members of the Compensation Committee are Leonard Lieberman (Chairman), Federico F. Peña, and Frank E. Richardson. The Compensation Committee held three meetings during the Company’s last fiscal year. The Stock Plan Committee held four meetings during the Company’s last fiscal year (which was prior to the combination of the Compensation Committee and Stock Plan Committee).

        Compensation of Directors. During the last fiscal year, the Company compensated the non-management directors for their services in the amount of $12,000 per year, plus $2,000 for every meeting of the Board of Directors attended. Additionally, Audit Committee members received $1,000 for each telephonic Audit Committee meeting they attended and an additional $2,000 for their personal attendance at a Special Audit Committee meeting. Mr. Lieberman received an additional annual fee of $2,500 for his role as Chairman of the Compensation and Stock Plan Committees. Mr. Rainbolt also received an additional annual fee of $2,500 for his role as Chairman of the Audit Committee. Other than the compensation described above, the Company did not pay any additional fees to directors for serving on its standing committees. The Company does not compensate directors who also serve as an officer or employee of the Company or its subsidiaries for their services as a director. The 2001 Sonic Corp. Directors’ Stock Option Plan, as adopted in January 2001, provides for the grant of 10-year, non-qualified stock options to purchase 33,750 shares of common stock of the Company to each non-management director of the Company upon the individual’s initial election as a director, and provides for the annual grant of 10-year, non-qualified stock options to purchase 4,500 shares of common stock of the Company to each non-management director of the Company beginning with the first year of the director’s second three-year term and continuing annually for so long as the individual serves on the Board. The exercise price of the stock options equals the market value of the common stock at the date of the grant, and the stock options become exercisable with regard to one-third of the shares of common stock underlying the option on each of the first three anniversary dates of the grant of the stock option. In January 2002, the Company granted options to purchase 4,500 shares of common stock of the Company at $24.20 per share to Messrs. Lieberman, Rainbolt, Richardson, Rosenberg and Werries.

        Meetings of the Board of Directors. The Board of Directors of the Company held four meetings during the Company’s last fiscal year. Each director attended all of the meetings of the Board and the Board committees on which he or she served.

EXECUTIVE COMPENSATION

        Summary Compensation Table. The following table sets forth the compensation paid for the last three fiscal years to the Company’s chief executive officer and the Company’s four other most highly compensated executive officers for all services rendered in all capacities to the Company and its subsidiaries.

Annual Compensation					Long-term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)[1]	Other Annual Compen- sation($)[2]	Securities Underlying Stock Options(#)	All Other Compen- sation($)[3]
J. Clifford Hudson	2002	$483,360	$257,769	—	25,289	$9,782
Chairman of the Board and	2001	433,411	227,717	—	42,153	3,933
Chief Executive Officer	2000	383,333	214,583	—	48,217	5,902

Pattye L. Moore	2002	308,333	166,808	—	47,711	8,657
President and Director	2001	266,667	139,392	—	25,760	8,174
	2000	233,334	133,333	—	58,260	6,202

W. Scott McLain	2002	240,005	92,819	—	11,379	8,844
Senior Vice President and	2001	206,745	79,726	—	18,548	6,233
Chief Financial Officer	2000	173,333	69,667	—	19,259	4,353

Ronald L. Matlock	2002	213,335	81,946	—	10,014	7,944
Senior Vice President,	2001	195,003	73,370	—	16,682	8,658
General Counsel and	2000	180,000	71,833	—	20,072	5,830
Secretary

Frank B. Young	2002	195,155	80,932	—	9,103	7,538
Senior Vice President of	2001	180,229	70,469	—	15,597	6,224
Sonic Restaurants, Inc.	2000	160,628	65,542	—	40,945	5,919

        1The amounts include incentive bonus awards granted pursuant to the incentive bonus program described under "Report on Executive Compensation," as well as a holiday bonus equal to one-half month's base salary.

        2The amount of other annual compensation did not exceed the lesser of $50,000 or 10% of the annual salary and bonus reported for the named individual.

        3The amounts include the Company's matching contribution to the Company's defined contribution plan and premiums for life insurance paid on behalf of the named individuals. During the last fiscal year, the Company made matching contributions to the Company's 401(k) defined contribution plan in the amount of $8,438 for Mr. Hudson, $7,312 for Ms. Moore, $7,500 for Mr. McLain, $6,600 for Mr. Matlock and $6,231 for Mr. Young. During the last fiscal year, the Company paid life insurance premiums in the amount of $1,344 for Messrs. Hudson, McLain and Matlock and for Ms. Moore, and $1,307 for Mr. Young.

        Stock Option Table. The following table sets forth information regarding the stock options granted during the last fiscal year to the Company's chief executive officer and the other executive officers named above.

Name	Number of Securities Underlying Options Granted(#) [1]	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Price Appreciation for Option Term [2]
					5% ($)	10% ($)
J. Clifford Hudson	25,289	4.90%	$29.31	4-30-12	$466,150	$1,181,315
Pattye L. Moore	31,275	6.06%	24.20	1-17-12	475,982	1,206,232
	16,436	3.18%	29.31	4-30-12	302,963	767,768
W. Scott McLain	11,379	2.20%	29.31	4-30-12	209,748	531,543
Ronald L. Matlock	10,014	1.94%	29.31	4-30-12	184,587	467,780
Frank B. Young	9,103	1.76%	29.31	4-30-12	167,795	425,225

        1Each option becomes exercisable with regard to one-third of the shares of common stock underlying the option on each of the three anniversary dates of the grant of the option.

        2The assumed annual rates of 5% and 10% would result in the Company’s common stock price increasing during the 10-year term of the option from the $24.20 per share exercise price to $39.42 and $62.77 respectively, and from the $29.31 per share exercise price to $47.74 and $76.02, respectively.

        Option Exercises and Year End Value Table. The following table sets forth information regarding stock options exercised during the last fiscal year by the Company’s chief executive officer and the other individuals named above and the value of unexercised stock options as of the end of the last fiscal year.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options as of Fiscal Year End Exercisable/ Unexercisable (#)	Value of Unexercised In-the-Money Options as of Fiscal Year End Exercisable/ Unexercisable ($)
J. Clifford Hudson	30,002	$ 675,378	610,582	$10,244,409
			69,463	363,849
Pattye L. Moore	44,999	1,038,734	245,158	3,809,507
			84,303	312,256
W. Scott McLain	10,000	238,333	134,828	2,009,681
			30,253	154,129
Ronald L. Matlock	15,000	258,000	155,405	2,399,338
			27,945	148,307
Frank B. Young	0	0	187,657	3,088,013
			33,149	206,800

        Termination and Change in Control Arrangements. The Company has employment contracts with J. Clifford Hudson, its Chairman of the Board and Chief Executive Officer, and the other senior executive officers. Mr. Hudson’s contract, which expires in August 2003 (and which automatically extends each year for one additional year to maintain successive terms of two years unless specifically terminated or not renewed by the Company), provides that, if the

Company terminates Mr. Hudson’s employment other than for cause or fails to renew his contract, he will receive his base compensation for a 24-month period after termination (at an annualized base of $500,000 as of August 31, 2002). Mr. Hudson’s contract defines “cause” as (1) the willful and intentional failure substantially to perform his duties (other than because of physical or mental incapacity), (2) the commission of an illegal act in connection with his employment, or (3) the commission of any act which falls outside the ordinary course of his responsibilities and which exposes the Company to a significant level of undue liability. A determination of “cause” requires the affirmative vote of at least two-thirds of all members of the Board of Directors. The contracts for Pattye L. Moore and for Ronald L. Matlock expire in August 2003. The contracts for W. Scott McLain and Frank B. Young expire in January 2003. The contracts for all senior executive officers (except Mr. Hudson) automatically renew for successive one-year terms unless specifically terminated or not renewed by the Company. Those contracts provide for 12 months’ salary upon termination of employment other than for cause. The contracts for all of the foregoing officers contain the same definition of “cause” as Mr. Hudson’s contract.

        The contracts for all of the foregoing officers also provide that, upon a change in control of the Company, if the Company terminates the officer’s employment other than for cause or violates any term of the contract, the Company must pay the officer a lump sum equal to a specified multiple of the officer’s then current salary, not to exceed the maximum payable without a loss of the deduction under Section 280(g) of the Internal Revenue Code. The specified multiple equals two times the amount of their annual salary for all of the officers of the Company, except for Mr. Hudson (who would receive three times his annual salary). The same lump sum provision applies if the officer should resign for “good reason,” which includes (without limitation) the occurrence without the officer’s consent after a change in control of the Company of (1) the assignment to the officer of duties inconsistent with the officer’s office with the Company, (2) a change in the officer’s title or office with the Company, or (3) a reduction in the officer’s salary. The officers’ contracts generally define a “change in control” to include any consolidation or merger of the Company in which the Company does not continue or survive or pursuant to which the shares of capital stock of the Company convert into cash, securities, or other property; any sale, lease, exchange, or transfer of all or substantially all of the assets of the Company; the acquisition of 50% or more of the outstanding capital stock of the Company by any person; or, a change in the make-up of the Board of Directors of the Company during any period of two consecutive years, pursuant to which individuals who at the beginning of the period made up the entire Board of Directors of the Company cease for any reason to constitute a majority of the Board of Directors, unless at least two-thirds of the directors then and still in office approved the nomination of the new directors.

        Other than the foregoing agreements, the Company has no compensatory plan or arrangement with respect to its executive officers which would result from the resignation, retirement, or termination of any executive officer’s employment with the Company, from a change in control of the Company, or from a change in an executive officer’s responsibilities following a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company leases two parcels of real estate, upon which it operates two Company-owned restaurants, from Plains Realty Corp. (“Plains”), a corporation in which J. Clifford Hudson, Chairman of the Board of Directors and Chief Executive Officer of the Company, owns a minority interest. The Company is leasing both parcels pursuant to leases entered into in 1988 and 1989. Both leases expire in January 2009. During the last fiscal year, the Company paid Plains a total of $114,898 in rent pursuant to those two leases. The Company believes that the terms and conditions of the leases are no less favorable than those it could have obtained from third parties in arm’s length transactions.

        H.E. Rainbolt, a director of the Company, is Chairman of the Board and a principal stockholder of BancFirst Corp., the holding company of BancFirst of Oklahoma City (“BancFirst”). BancFirst is a participant in the Company’s $80 million revolving line of credit. During the last fiscal year, the largest amount outstanding under that line of credit was approximately $40.8 million, in which BancFirst participated in approximately $8.2 million.

        Leonard Lieberman, a director of the Company, serves as a director of Michael Foods, Inc. Another director, Federico Peña, is a managing director of Vestar Capital Partners, which owns a majority of the outstanding common stock of Michael Foods, Inc. Michael Foods, Inc. supplies vanilla soft serve mix and egg products to the Company’s restaurants and the restaurants owned by the Company’s franchisees. During the last fiscal year, the Company and its franchisees purchased approximately $23 million of such products from Michael Foods, Inc. through the Company’s authorized distributors. The amount of food products purchased from Michael Foods, Inc.

represented approximately 4.6% of the amount of all food and paper products purchased by the Company and its franchisees for the fiscal year ended August 31, 2002.

REPORT OF COMPENSATION COMMITTEE

        The following report of the Compensation Committee of the Board of Directors describes the committee’s compensation policies with regard to the Company’s executive officers for the last fiscal year, including the specific relationship of corporate performance to executive compensation. The report also discusses the committee’s basis for the chief executive officer’s compensation for the last fiscal year, including the factors and criteria upon which the committee based that compensation. As described above under “Committees, Compensation, and Meetings of the Board of Directors,” the Compensation Committee’s functions include reviewing and approving the base salary, annual incentive bonus awards, and other compensation awards to the Company’s chief executive officer and certain other executive officers of the Company. The Compensation Committee’s functions also include the administration of the Company’s stock option plans and the granting of stock options under those plans, the administration of the Company’s stock purchase plan, and the administration of the Company’s employee stock incentive plan and the granting of stock under that plan.

        The following report shall not constitute a document deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the information by reference, and the report shall not constitute information otherwise deemed filed under either of those acts.

Independent Compensation Consultant Report

        The Company for several years has retained an independent compensation consultant to advise the Company on the structure and competitiveness of the Company’s executive compensation program and to recommend programs appropriate for the Company in the areas of salary, annual incentive programs, long-term incentives, and benefits and employment contract provisions. In conducting its initial review, the consultant interviewed the executive officers of the Company, as well as the members of the Compensation Committee; identified a peer group of 11 comparable multi-outlet restaurant companies; and analyzed the cash compensation, stock option and long-term incentive programs, and employment contract provisions available in that peer group according to available proxy statement information, as well as compensation data from other published surveys. Since the initial review, the Company has obtained annual updates of the review and report to the Company. The results of the amended reviews continue to show that the total compensation of the Company’s executive officers falls below the average level of total compensation of the peer group executive officers. The Company and the Compensation Committee intend to continue to work with a consultant to develop appropriate changes to the Company’s executive compensation program.

Compensation Policy and Overall Objectives

        In order to attract, retain, and motivate superior executive talent, the Compensation Committee seeks to maintain compensation programs competitive with those provided by leading companies in the multi-unit restaurant business with similar size and business focus as the Company. The committee has adopted a compensation strategy to provide: (1) base salaries which are competitive but not above industry averages, (2) average or above-average total annual cash opportunities, through incentives based on operating results, (3) above-average long-term incentives based on stock appreciation, and (4) other benefits for executives which are competitive but not above industry norms.

        The primary components of the Company’s executive compensation package consist of base salary, annual incentive bonus awards, and stock option awards. In connection with making decisions with respect to executive compensation, the Compensation Committee has taken into account as one of the factors which it considers, the provisions of Section 162(m) of the Internal Revenue Code which limits the deductibility by the Company of certain categories of compensation in excess of $1,000,000 paid to certain executive officers. No executive officer’s total compensation for the fiscal year ending August 31, 2002 exceeded the $1,000,000 deductibility cap.

Discussion of Compensation Components

        Base Salary. In reviewing each executive officer’s base salary, the Compensation Committee takes into consideration the executive officer’s responsibilities and performance, salaries for comparable positions at other companies, and fairness issues relating to pay for other Company executives. In making salary recommendations or decisions, the committee exercises its discretion and judgment based on those factors. The committee does not apply any specific formula to determine the weight of each factor.

        Incentive Bonus Awards. The Company has adopted an incentive bonus plan, which covers all of the Company’s executive officers, as well as other mid-level management personnel. Under the plan, the Compensation Committee measures the performance of the Company against an annual business plan prepared by management and reviewed and approved by the Board of Directors. Achievement of the earnings per share target set forth in the annual business plan may result in the payment of incentive payments equal to a percentage of the base salary of the covered officer (50% for Mr. Hudson and Ms. Moore, and 35% for Messrs. Matlock, McLain and Young). Under the plan, the committee may award up to 50% of the incentive payments if the Company achieves 85% of the annual business plan and may award up to 100% of the incentive payments as the percentage of earnings per share achieved increases from 85% to 100%. The plan also allows the committee to increase the incentive payments ratably to the extent the Company exceeds the earnings per share target. However, the committee has the discretion whether and in what amounts to award any incentive bonuses.

        Stock Option Grants. The 2001 Sonic Corp. Stock Option Plan is a stock-based incentive compensation plan under which employees selected by the Compensation Committee may receive awards in the form of stock options. Under that plan, employees may receive an annual grant of stock options to purchase a number of shares of common stock computed by (1) dividing the employee’s annual salary and bonus by the current market price of the common stock and (2) multiplying that amount by a factor ranging up to two. In addition, the Compensation Committee grants special stock option awards to new members of management and to existing members of management who may have received a promotion.

        Stock Incentive Plan. In November 1995, the Stock Plan Committee adopted and the Board of Directors approved the Stock Incentive Plan. Under that plan, the Company may issue up to 405,000 shares of common stock of the Company to key employees selected for participation in the plan by the Compensation Committee (formerly the Stock Plan Committee), which administers the plan. Participants in the Stock Incentive Plan receive awards of shares of restricted common stock (the “Restricted Stock”), subject to not vesting if the Company fails to achieve certain annual performance criteria. As the Company achieves the performance criteria, the portion of the award tied to the criteria will vest. Until the Restricted Stock vests, an escrow agent will hold the Restricted Stock. However, the participant will have the right to vote the Restricted Stock and receive any dividends on the stock. If the Company does not achieve the performance criteria, the portion of the award tied to that criteria will not vest and the right to receive dividends and to vote that portion of the Restricted Stock will terminate. Upon vesting, all restrictions on the vested portion will terminate and the participant will have the right to receive certificates representing the shares of vested Restricted Stock. There are no Restricted Stock grants currently outstanding.

Compensation of Chief Executive Officer

        Mr. Hudson has served as the Company’s Chairman of the Board since January 2000 and as its Chief Executive Officer since April 1995. On January 17, 2002, the Compensation Committee set Mr. Hudson’s annual compensation at $500,000. The committee considered the results of the most recent update of the Company’s independent compensation consultant regarding the range of compensation for the chief executive officers of the Company’s competitive peer group and set Mr. Hudson’s level of compensation below the average of that group. On April 30, 2002, the Stock Plan Committee granted Mr. Hudson options to purchase 25,289 shares of common stock, consistent with the standard formula described above. Effective October 30, 2002, the Compensation Committee approved the award of 95.6% of Mr. Hudson’s potential incentive bonus for the fiscal year ended August 31, 2002, pursuant to the terms of the Company’s incentive bonus plan, which percentage is consistent with the percentages approved for the other executive officers of the Company, after taking into account the performance of the Company for that year.

Respectfully submitted,

The Compensation Committee
/s/ Leonard Lieberman, Chairman
/s/ Federico F. Peña
/s/ Frank E. Richardson

REPORT OF AUDIT COMMITTEE

        The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Annual Report of the Company for the fiscal year ended August 31, 2002 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board, a board jointly developed by the American Institute of Certified Public Accountants and the Securities and Exchange Commission to establish and improve auditor independence standards.

        The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held nine meetings during fiscal year 2002.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended August 31, 2002 for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee

/s/ H.E. Rainbolt, Chairman
/s/ Margaret M. Blair
/s/ Robert M. Rosenberg
/s/ E. Dean Werries

Audit Fees

        The following table sets forth the aggregate fees billed to the Company for the fiscal year ended August 31, 2002 by Arthur Andersen LLP (“AA”), the Company’s former principal accountant, and by Ernst & Young LLP (“E&Y”), the Company’s current principal accountant. (See “Independent Auditors” below.)

	AA	E&Y
Audit Fees, which include fiscal year audit and quarterly review services	$58,919	$133,010
Financial Information Systems Design and Implementation Fees	—	—
All Other Fees	$86,800	$ 20,792

        Other Fees primarily include fees for tax consulting, audits of employee benefit plans, debt offering and risk management consultation, and franchise-related services. The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence and has determined that such services have not adversely affected the accountant’s independence.

PERFORMANCE GRAPH

        The following graph compares the cumulative total return on the Company’s common stock with the cumulative total returns on two published indices — the Total Return Index for The Nasdaq Stock Market (U.S. Companies) (“Nasdaq U.S. Stocks”) and the Index for Nasdaq Retail Trade Stocks (“Nasdaq Retail Stocks”). The graph assumes a $100 investment on August 31, 1997, in the Company’s common stock and in the stocks comprising the two identified indices. “Cumulative total return” means the appreciation in stock price, plus dividends paid, assuming the reinvestment of all dividends.

        The following graph shall not constitute a document deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the information by reference, and the graph shall not constitute information otherwise deemed filed under either of those acts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Certain Beneficial Owners. The following table shows the total number and percentage of the outstanding shares of the Company’s voting common stock beneficially owned as of September 30, 2002, with respect to each person (including any “group” as used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) the Company knows to have beneficial ownership of more than 5% of the Company’s common stock. The Company computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which includes as beneficially owned all shares of common stock which the person or group has the right to acquire within the next 60 days.

Beneficial Owner	Number of Shares	Percent[1]
FMR Corp.[2]	5,775,142	14.7%
82 Devonshire Street
Boston, Massachusetts 02109

Delaware Management Holdings, Inc.[3]	3,193,285	8.1%
One Commerce Square
2005 Market Street
Philadelphia, Pennsylvania 19103

        1Based on the number of outstanding shares of common stock on September 30, 2002.

        2Reflects 5,727,517 shares beneficially owned by FMR Corp. (“FMR”) according to a 13F Holdings Report filed by FMR with the SEC on November 14, 2002, and 47,625 shares beneficially owned by Fidelity International Limited (“FIL”) according to a 13F Holdings Report filed by FIL with the SEC on November 14, 2002, both reflecting ownership of shares as of September 30, 2002. Based on the 13F Holdings Reports, FMR has sole voting power over 497,517 shares and FIL has sole voting power over 47,625 shares. According to a statement on Schedule 13G filed by FMR with the SEC on February 14, 2002, a partnership controlled by Edward C. Johnson, 3d, Chairman of FMR, and members of his family owns approximately 40% of the voting stock of FIL. According to the Schedule 13G, as of December 31, 2001, FMR, Mr. Johnson and Abigail R. Johnson, a Director of FMR, each had sole dispositive power over (and beneficially owned) 3,850,425 shares, representing (a) 3,421,800 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR, as a result of its role as an investment advisor to various investment companies, (b) 403,475 shares beneficially owned by Fidelity Management Trust Company (“Fidelity Management”), another wholly-owned subsidiary of FMR, as a result of its role as an investment manager for certain institutional accounts, and (c) 25,150 shares owned by FIL as a result of acting as investment advisor to various non-U.S. investment companies and certain institutional investors. According to the Schedule 13G, the Board of Trustees of the investment companies of which Fidelity is the investment advisor had sole voting power over the 3,421,800 shares beneficially owned by Fidelity. Fidelity and Fidelity Management have the same address as FMR. The address of FIL is Pembroke Hall, 42 Crowlane, Hamilton, Bermuda.

        3Reflects shares beneficially owned by Delaware Management Holdings, Inc. (“Delaware Holdings”) according to a 13F Holdings Report filed by Delaware Management Co. Inc. (“Delaware Management”) with the SEC on November 12, 2002, and a 13F Holdings Report filed by Delaware Capital Management Inc. (“Delaware Capital”) with the SEC on November 12, 2002, reflecting ownership of shares as of September 30, 2002. Based on the 13F Holdings Reports, Delaware Management has sole voting power and sole dispositive power with respect to 3,055,374 shares. Delaware Capital has sole voting power with respect to 120,599 shares, and sole dispositive power with respect to 137,911 shares. Delaware Holdings is the parent company of Delaware Management and Delaware Capital.

        Management. The following table sets forth information obtained from the directors and executive officers of the Company as to their beneficial ownership of the Company’s voting common stock as of October 31, 2002. The Company computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which rule includes as beneficially owned all shares of common stock which the person or group has the right to acquire pursuant to stock options exercisable within the next 60 days (“Currently Exercisable Options”). Unless indicated otherwise, each stockholder holds sole voting and investment power with regard to the shares of common stock.

Beneficial Owner	Number of Shares	Number of Currently Exercisable Options	Percent [1]
J. Clifford Hudson[2]	457,759	610,582	2.69%
Pattye L. Moore[4]	46,781	245,158	[3]
W. Scott McLain[5]	987	134,828	[3]
Ronald L. Matlock[5]	3,591	155,405	[3]
Frank B. Young, Jr. [5]	1,806	187,657	[3]
Margaret M. Blair	403	11,250	[3]
Leonard Lieberman	31,868	31,500	[3]
Federico F. Peña	516	11,250	[3]
H. E. Rainbolt	52,875	59,625	[3]
Frank E. Richardson	916,191	31,500	2.42%
Robert M. Rosenberg	47,250	57,125	[3]
E. Dean Werries[6]	64,675	31,500	[3]
Directors and executive officers	1,629,668	1,692,825	8.14%
as a group (14) [7]

        1Pursuant to Rule 13(d)(3), the Company includes the shares of common stock underlying the Currently Exercisable Options as outstanding for the purposes of computing the percentage ownership of the person or group holding those options but not for the purposes of computing the percentage ownership of any other person.

        2Includes (a) 174,761 shares of common stock held by Mr. Hudson in trust for himself, (b) 234,416 shares of common stock held by Mr. Hudson’s wife in trust for herself (of which Mr. Hudson disclaims beneficial ownership), and (c) 48,582 shares of common stock held by Mr. Hudson in trust for his two minor children (of which Mr. Hudson disclaims beneficial ownership).

        3Represents less than 1% of the Company’s outstanding shares.

        4Includes 1,298 shares held for Ms. Moore in the Company’s 401(k) plan.

        5All of such shares are held in the Company’s 401(k) plan.

        6Includes 60,075 shares of common stock held by a limited partnership of which Mr. Werries serves as the general partner.

        7Includes (a) 8,552 shares of common stock held for certain executive officers in the Company’s 401(k) plan and (b) 1,704 shares held for certain executive officers in the Company’s employee stock purchase plan.

        Changes in Control. The Company knows of no arrangements (including the pledge by any person of securities of the Company), the operation of which may result at a subsequent date in a change in control of the Company.

SECTION 16 COMPLIANCE

        Based upon a review of the original and amended Forms 3 and 4 furnished to the Company during its last fiscal year, the Company does not know of any person who failed to file on a timely basis any reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

INDEPENDENT AUDITORS

        On June 3, 2002, the Company appointed Ernst & Young LLP as its principal accountant and terminated Arthur Andersen LLP as principal accountant. The decision to change accountants was made because the accountants handling the Company’s matters in the Oklahoma City office of Arthur Andersen joined the Oklahoma City office of Ernst & Young LLP effective as of May 24, 2002.  Arthur Andersen LLP served as the principal accountant of the Company from December 14, 2001 until June 3, 2002.  The Company made the decision in December 2001 to change accountants from Ernst & Young LLP to Arthur Andersen LLP on the basis that the Oklahoma City office of Arthur Andersen LLP had a larger number of accountants with more areas of expertise available in its Oklahoma City office at that time than Ernst & Young.  After the combination of the two offices, the Ernst & Young LLP office in Oklahoma City has a full complement of accounting services available.  The decision to change the Company’s independent accountants was recommended by the Company’s Audit Committee and approved by its Board of Directors.

        In connection with the audits of the two fiscal years ended August 31, 2000 and 2001 (prior to the change on December 14, 2001 from Ernst & Young LLP to Arthur Andersen LLP), there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused Ernst & Young LLP to make reference in connection with their opinion to the subject matter of the disagreement.  Additionally, during the fiscal years ended August 31, 2000 and 2001, there were no reportable events.

        During the interim periods subsequent to August 31, 2001, preceding the decision to change independent accountants from Arthur Andersen LLP back to Ernst & Young LLP, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused Arthur Andersen LLP to make reference in connection with their opinion to the subject matter of the disagreement.  Additionally, during the interim periods subsequent to August 31, 2001, preceding the decision to change independent accountants from Arthur Andersen LLP back to Ernst & Young LLP, there were no reportable events.

        The audit reports of Ernst & Young LLP on the Company’s financial statements for the years ended August 31, 2000 and 2001, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the interim periods subsequent to August 31, 2001, preceding the decision to change independent accountants from Arthur Andersen LLP back to Ernst & Young LLP, the Company did not consult with Ernst & Young LLP regarding any of the matters described in Regulation S-K, Item 304(a)(2)(i) or (ii), other than consultations with Ernst & Young LLP as principal accountants for the Company on matters regarding their audit of the Company’s financial statements for the years ended August 31, 2000 and 2001.

        Representatives of Ernst & Young LLP will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions presented at the annual meeting.

OTHER MATTERS

        The Board of Directors knows of no other matters which may come before the annual meeting. If any other business properly comes before the meeting, the persons named in the proxy will vote with respect to that matter in accordance with their best judgment.

2002 ANNUAL REPORT AND FORM 10-K

        A copy of the 2002 Annual Report to Stockholders accompanies this Proxy Statement. The Company’s Annual Report on Form 10-K for the year ended August 31, 2002, as filed with the Securities and Exchange Commission, contains detailed information concerning the Company and its operations which is not included in the 2002 Annual Report.  A copy of the 2002 Form 10-K will be furnished to each stockholder without charge upon request in writing to: Ronald L. Matlock, Secretary, Sonic Corp., 101 Park Avenue, Oklahoma City, OK 73102. The 2002 Form 10-K is also available via the Internet at www.sonicdrivein.com.

        Only one proxy statement and annual report may be delivered to multiple stockholders sharing an address, unless the Company receives contrary instructions from one or more of the stockholders. Any stockholder at a shared address to which a single copy of the proxy statement and annual report have been sent who would like a separate copy of this proxy statement and annual report or future proxy statements and annual reports may make a written or oral request to Ronald L. Matlock, Secretary, Sonic Corp., 101 Park Avenue, Oklahoma City, OK 73102 or by telephone at (405) 280-7654. Similarly, requests may be made for delivery of a single copy of a proxy statement and annual report to be delivered to an address where multiple stockholders are currently receiving multiple copies of proxy statements and annual reports.

APPENDIX A

SONIC CORP.

AUDIT COMMITTEE CHARTER

(Amended and Restated — November 15, 2002)

Purpose

        The Audit Committee (the “Committee”) is established by the Board of Directors for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

        The Committee is responsible for assisting the Board’s oversight of (1) the quality and integrity of the Company’s financial statements and related disclosure, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal audit function and independent auditors and (5) related-party transactions.

        This Charter amends and replaces the Audit Committee Charter originally adopted by the Board on April 25, 2000.

Composition

1.	Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. The members of the Committee shall be appointed annually by the Board.

2.	Qualifications. Each member of the Committee shall meet all applicable independence, financial literacy and other requirements of law and the Nasdaq Stock Market, Inc. (“Nasdaq”), or the rules of any other exchange on which the Company’s shares may be traded. Each member of the Committee shall be able to read and understand financial statements. In addition, at least one member of the Committee must meet the applicable Securities and Exchange Commission (“SEC”) and Nasdaq definitions of “financial expert” as may become applicable. Each member of the Committee is prohibited from owning or controlling 20 percent or more of the Company’s voting securities, or such lower number as may be established by applicable law. No member of the Committee will receive any compensation from the Company except for Board or Committee service.

3.	Chair. The Chair of the Committee shall be appointed by the Board.

4.	Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board.

Operations

1.	Meetings. The Chair of the Committee, in consultation with the Committee members, shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least four times per year and as more frequently as circumstances require. The Committee shall have the opportunity to meet with the independent auditors without members of management present at each regularly scheduled meeting of the Committee, and may meet periodically, with other members of management, the general counsel and the internal auditor, upon request.

2.	Agenda. The Chair of the Committee shall develop and set the Committee’s agenda, in consultation with other members of the Committee, the Board and management. The agenda and information concerning the business to be conducted at each Committee meeting shall be communicated to the members of the Committee in advance.

3.	Report to Board. The Committee shall report regularly to the entire Board and shall maintain the minutes of its meetings with the corporate records of the Company.

4.	Self-Evaluation; Assessment of Charter. The Committee shall conduct an annual performance self-evaluation and shall report to the entire Board the results of the self-evaluation. The Committee shall assess the adequacy of this Charter periodically and recommend any changes to the Board.

5.	Continuing Education. The Company is responsible for providing the Committee with educational resources relating to accounting principles and procedures, current accounting topics pertinent to the Company and other materials as requested by the Committee. The Company shall assist the Committee in maintaining appropriate financial literacy.

Authority and Duties

Independent Auditor’s Qualifications and Independence

1.	Authority to Appoint Independent Auditor. The Committee has the sole authority to appoint, determine funding for, oversee and, where applicable, replace the independent auditor employed by the Company to audit its financial statements. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company’s shareholders.

2.	Approval of Non-Audit Services. The Committee has the sole authority to approve in advance any non-audit services permissible under applicable law to be provided by the independent auditor. The Committee shall review with the lead audit partner whether any of the senior audit team members receive any discretionary compensation from the audit firm with respect to non-audit services performed by the independent auditor.

3.	Evaluation of Independent Auditor. The Committee shall obtain and review with the lead audit partner, annually or more frequently as the Committee considers appropriate, a report by the independent auditor describing: the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting independent audits carried out by the independent auditor, and any steps taken to deal with these issues; and (to assess the independent auditor’s independence) all relationships between the independent auditor and the Company. The Committee shall assure the regular rotation of the lead audit partner every five years.

4.	Evaluation of Senior Members of Audit Team. The Committee shall review the experience, qualifications and performance of the senior members of the independent auditor team.

5.	Approval of Employment of Members of Independent Auditors. The Committee shall approve in advance the hiring of any person who is an employee or was a former employee of the independent auditor during the preceding three fiscal years.

Related Party Transactions

6.	Approval of Related Party Policies. The Committee shall review and approve policies and procedures with respect to proposed transactions between the Company and related-parties.

7.	Approval of Related Party Transactions. The Committee shall review and approve in advance all such related-party transactions.

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Financial Statements and Related Disclosure

8.	Review of Financial Statements. The Committee shall review the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, before the filing with the SEC of the Company’s Form 10-K and furnishing of interim reports on Form 10-Q. The review by the Committee shall include their judgment about the quality, not just the acceptability of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

9.	Report of Audit Committee. The Committee shall also prepare its report to be included in the Company’s annual proxy statement as required by SEC regulations.

10.	Review of Earnings Press Releases. The Committee (or a Committee designee) shall review the information to be included in management earnings press releases before they are issued. The Committee shall review generally with management the nature of the financial information and earnings guidance provided to analysts and rating agencies.

11.	Review of Policies and Practices. The Committee shall review with the independent auditor: (a) all critical accounting policies and practices to be used by the Company in preparing its financial statements, (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other material communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences. In addition, the Committee shall review with the independent auditor any audit problems or difficulties and management’s response.

12.	Review of Disclosure Controls. The Committee shall review with management, and any outside professionals as the Committee considers appropriate, the effectiveness of the Company’s disclosure controls and procedures.

13.	Review of Financial Reporting Practices. The Committee shall review with management, and any outside professionals as the Committee considers appropriate, important trends and developments in financial reporting practices and requirements and their effect on the Company’s financial statements.

Performance of the Internal Audit Function and Independent Auditors

14.	Review of Proposed Audit Process. The Committee shall review with management, the internal auditor and the independent auditor, the scope, planning and staffing of the proposed audit for the current year.

15.	Review of Internal Audit Department. The Committee shall periodically review the internal audit department’s organization, responsibilities, plans, results, budget and staffing. In addition, management shall consult with the Committee on the appointment, replacement, reassignment or dismissal of the principal internal auditor.

16.	Review of Internal Controls. The Committee shall review with management, the internal auditor and the independent auditor, the quality, adequacy and effectiveness of the Company’s internal controls and any significant deficiencies or material weaknesses in internal controls.

17.	Review of Risk Management. The Committee shall periodically review the Company’s policies with respect to risk assessment and risk management.

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Compliance with Legal and Regulatory Requirements

18.	Review of Legal Matters. The Committee shall periodically review with management, and any internal or external counsel as the Committee considers appropriate, any legal matters (including the status of pending litigation) that may have a material impact on the Company, and any material reports or inquiries from regulatory or governmental agencies.

19.	Reporting of Complaints. The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or potential violations of law, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters or potential violations of law.

20.	Compliance Reports. The Committee shall obtain reports from management, the internal auditor and the independent auditor regarding compliance with all applicable material legal and regulatory requirements, including the United States Foreign Corrupt Practices Act.

21.	Retention of Advisors. In discharging its oversight role, the Committee shall have access to all Company books, records, facilities and personnel. The Committee may engage and determine funding for independent external counsel or other advisors, in its sole discretion.

        The foregoing list of duties is not exhaustive, and the Committee may, in addition, perform such other functions as may be necessary or appropriate for the performance of its oversight function. The Committee shall have the power to delegate its authority and duties to subcommittees or individual members of the Committee, as it deems appropriate.

Clarification of Audit Committee’s Role

        The Committee’s responsibility is to provide assistance to the Board in fulfilling its oversight responsibility to the shareholders relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company’s financial statements. It is the responsibility of the Company’s management to prepare the consolidated financial statements in accordance with applicable law and regulations and of the Company’s independent auditor to audit those financial statements. In discharging its oversight role, each member of the Committee shall be entitled to rely, to the fullest extent permitted by law, on the integrity of those persons and organizations within and outside the Company from whom he or she receives information, and the accuracy of the financial and other information provided to the Committee by such persons or organizations.

        The Board believes the Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

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